Exhibit 10.47

SECOND AMENDMENT OF
PURCHASE AND SALE CONTRACT

THIS SECOND AMENDMENT OF PURCHASE AND SALE CONTRACT (this “Amendment”) is entered into effective as of the 8th day of September, 2008, by and between CONSOLIDATED CAPITAL GROWTH FUND, a California limited partnership, having an address at c/o AIMCO, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“Seller”), and NORTHVIEW REALTY GROUP, INC., a Canadian corporation, having an address at 550 Sherbrooke, Suite 1480, Montreal, QC, Canada, H3A189 (“Purchaser”).

RECITALS

A.

Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of March 20, 2008, and as amended by that certain First Amendment of Purchase and Sale Contract dated May 1, 2008 (collectively, the “Contract”), regarding real property located in Wake County, North Carolina and more particularly described in the Contract.

B.

The Contract was previously terminated by Purchaser pursuant to the terms thereof and Purchaser and Seller now desire to reinstate the Contract and make other modifications and clarifications to the Contract subject to the terms and conditions described below.

C.

All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Contract.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:

AGREEMENTS

1.

Reinstatement.   The Contract is hereby reinstated.  The Contract, as reinstated and modified hereby, shall be in full force and effect as though there had been no termination thereof

2.

Purchase Price and Deposit.  Section 2.2 of the Contract is hereby deleted in its entirety and the following is substituted in lieu thereof:

“Section 2.2. Purchase Price and Deposit. The total purchase price (“Purchase Price”) for the Property shall be an amount equal to $25,000,000, which amount shall be paid by Purchaser, as follows:

Section 2.2.1.  Within one Business Day after the effective date of this Amendment,  Purchaser shall deliver to LandAmerica Commercial Services, c/o Patricia Grech, One Market Plaza, Spear St. Tower, Suite 1850, San Francisco, CA 94105 (“Escrow Agent” or “Title Insurer”) the balance of an initial deposit (the “Initial Deposit”) of $262,500 by wire transfer of immediately available funds (“Good Funds”).  The parties acknowledge that an amount equal to $12,500 of the Initial Deposit (the “Non-Refundable Initial Deposit Component”) was previously delivered by Purchaser to Seller and, shall be non-refundable under all circumstances other than as set forth in Section 8.1 or a default by Seller in accordance with Section 10.2 below (the remaining $250,000 of the Initial Deposit shall be deposited with the Escrow Agent in accordance with this subsection and is referred to herein as the “Refundable Initial Deposit Component”).  The Initial Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3.

Section 2.2.2.  Within one Business Day after the day that the Feasibility Period expires, Purchaser shall deliver to Escrow Agent an additional deposit (the “Additional Deposit”) of $250,000 by wire by transfer of Good Funds.   The Additional Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3.

Section 2.2.3.

[Intentionally left blank].

Section 2.2.4. The balance of the Purchase Price for the Property shall be paid to and received by Escrow Agent by wire transfer of Good Funds no later than 11:00 a.m. (in the time zone in which Escrow Agent is located) on the Closing Date (or such earlier time as required by Seller’s lender).”

3.

Feasibility Period.  Section 3.1 of the Contract is hereby amended by deleting the first provision in Section 3.1 and inserting in lieu thereof the following:

“Subject to the terms of Sections 3.3 and 3.4 and the rights of Tenants under the Leases, from the Effective Date to and including September 15, 2008 (the “Feasibility Period”), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, “Consultants”) shall have the right from time to time to enter onto the Property:”

4.

Closing Date.  Section 5.1 of the Contract is hereby amended in its entirety to provide as follows:

“The Closing shall occur on October 10, 2008 (the “Closing Date”) through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, or to such other date (either in the same month or the next) as Seller reasonably determines is desirable in connection with the Loan Payoff.  Further, the Closing Date may be extended without penalty at the option of Seller to a date not later than 30 days following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by Seller pursuant to the second sentence of this paragraph) to satisfy any condition to Closing, or such later date as is mutually acceptable to Seller and Purchaser.”

5.

Cross-Termination.  Section 15.1 of the Contract is hereby deleted in its entirety and the following is substituted in lieu thereof:

“To the extent set forth on Schedule 15 attached hereto and made a part hereof, Purchaser has on or about even date herewith contracted to acquire certain additional properties listed on said Schedule 15, attached hereto and incorporated herein (the “Additional Property”) from entities affiliated with Seller.  If the purchase agreement for the Additional Property is terminated or cancelled by Purchaser (as defined therein), Seller shall have the right, but not the obligation, to terminate this Contract, Purchaser shall have the right to retain the Deposit unless Seller is otherwise entitled to the delivery thereof pursuant to the other provisions of this Contract, and this Contract shall be of no further force and effect subject to and except for the “Survival Provisions.”

6.

Effectiveness of Contract.  As modified hereby, the Contract is hereby reinstated, ratified, confirmed and approved by the Purchaser and Seller in all respects, and shall remain in full force and effect in accordance with the terms and conditions thereof as hereby modified.

7.

Counterparts.  This Amendment may be executed in multiple counterparts, and all such counterparts together shall be construed as one document.

8.

Telecopied Signatures.  A counterpart of this Amendment signed by one party to this Amendment and telecopied to another party to this Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Amendment.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, SELLER AND PURCHASER HAVE ENTERED INTO THIS SECOND AMENDMENT AS OF THE DATE FIRST ABOVE STATED.

Seller:

CONSOLIDATED CAPITAL GROWTH FUND, a California limited partnership

By:

CONCAP EQUITIES, INC.,
a Delaware corporation,
its managing general partner

By:  /s/  Trent A. Johnson
         Name:  Trent A. Johnson
         Title:  Vice President

Purchaser:

NORTHVIEW REALTY GROUP, INC.,
a Canadian corporation

By:  /s/ Doug Reim

Name:  Doug Reim

Title:  Principal